Exhibit 10.2

EXECUTION VERSION

SHIFT TECHNOLOGIES, INC.

$20,000,000

6.00% Senior Notes due 2025

Fully and Unconditionally Guaranteed by the Guarantors Party Hereto

________________________

Note Purchase Agreement

________________________

May 11, 2022

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Schedule A	—	Defined Terms

Exhibit 1	—	Form of 6.00% Global Note

Schedule 5.2(b)	—	Authorized Capital of Issuer

Schedule 5.5	—	Legal Proceedings

Schedule 5.11	—	Labor Disputes

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NOTE PURCHASE AGREEMENT

6.00% Senior Notes due 2025

This Note Purchase Agreement (this “Agreement”) is dated as of May 11, 2022 (the “Closing Date”) and entered into by Shift Technologies, Inc., a Delaware corporation (“Issuer”), each of Issuer’s subsidiaries party hereto (each a “Guarantor” and, collectively, the “Guarantors,” and together with the Issuer, the “Credit Parties”), and SB LL Holdco, Inc. a Delaware corporation, as purchaser (“Purchaser”). Certain capitalized and other terms used in this Agreement are defined in Schedule A.

WHEREAS, Issuer and Fair Financial Corp. (“Fair”) are parties to that certain Asset Purchase Agreement dated as of March 14, 2022 (the “Asset Purchase Agreement”), whereby Fair and certain of its subsidiaries have agreed to sell certain of their intellectual property and related assets to Issuer for certain consideration including cash in an aggregate amount of $15,000,000.00 and a number of shares of common stock reflecting 2.5% of the issued and outstanding Class A common stock of Issuer immediately prior to the closing thereof. The transactions set forth in the Asset Purchase Agreement and the execution and delivery of all documents contemplated thereby are referred to collectively herein as the “Transaction”); and

WHEREAS, Purchaser has agreed to finance Issuer’s purchase of the Fair intellectual property and related assets pursuant to the Transaction through the purchase of notes on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto agree as follows:

Section 1. Authorization of Notes; Ranking; Interest Rate.

Section 1.1. Authorization of Notes. Issuer agrees to the issue and sale of $20,000,000 aggregate principal amount of its 6.00% Senior Notes due 2025 (the “Notes”) to Purchaser on the terms set forth in this Agreement. The Notes shall initially be represented by one global note substantially in the form attached as Exhibit 1.

Section 1.2. Ranking. The Notes shall be the senior unsecured Indebtedness of Issuer, ranking (i) effectively junior to Issuer’s obligations pursuant to that certain Inventory Financing and Security Agreement by and among Ally Bank, Ally Financial, Issuer and certain Guarantors, dated as of December 9, 2021, as amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, (ii) pari passu with Issuer’s outstanding 4.75% Convertible Senior Notes due 2026 issued pursuant to that certain Indenture dated as of May 27, 2021 by and between Issuer and U.S. Bank National Association, as trustee, as amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, and (iii) senior to any subordinated Indebtedness of Issuer.

Section 1.3. Interest Rate. The Notes shall bear interest at a rate of 6.00% per annum, payable quarterly in arrears and in cash. Following the occurrence and during the continuance of an Event of Default the Notes shall bear interest at the Default Rate.

Section 2. Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, Issuer will issue and sell to Purchaser, and Purchaser will purchase from Issuer, at the Closing provided for in Section 3, Notes in the principal amount of $20,000,000 at the purchase price of 100% of the principal amount thereof.

Section 3. Closing.

The sale and purchase of the Notes to be purchased by Purchaser shall occur through the mutual exchange of electronic signatures and delivery of related documents at one closing (the “Closing”) on the Closing Date; provided, however, that the Closing Date may be moved to such other Business Day as may be agreed upon by the Credit Parties and Purchaser. At the Closing, Issuer will deliver to Purchaser the Notes to be purchased by such Purchaser evidenced by a fully executed global note in the form attached hereto as Exhibit 1, against delivery by Purchaser to Issuer of the purchase price therefor by wire transfer of immediately available funds for the account of Issuer as set forth in wire instructions provided by Issuer.

SECTION 4. CONDITIONS TO CLOSING.

Purchaser’s obligation to purchase and pay for the Notes to be sold to Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Financing Documentation. The Credit Parties shall have executed and delivered to Purchaser the Financing Documentation together with the following associated documents, in each case in form and substance reasonably satisfactory to Purchaser:

(a)  Officer’s Certificate. An Officer’s Certificate on behalf of Issuer, dated as of the Closing Date, certifying that (i) the conditions specified in Section 4.5, Section 4.6 and Section 4.7 have been fulfilled and (ii) the Credit Parties, on a consolidated basis, are Solvent as of the Closing Date.

(b)  Secretary’s Certificate. A certificate of its secretary on behalf of each of the Credit Parties, dated as of the Closing Date, certifying as to (i) the resolutions attached thereto relating to the authorization, execution and delivery of the Financing Documentation to which it is a party, and (ii) each of Credit Party’s organizational documents as then in effect.

(c)  Good Standing Certificates. A certificate of good standing with respect to each Credit Party, dated as of a recent date, from the Secretary of State of the State of Delaware.

(d)  Certified Articles. Certified copies of the certificate of formation or other registered organizational documents from the Secretary of State of the State of Delaware for each of the Credit Parties.

(e)  Legal Opinion. A customary legal opinion of Jenner & Block LLP, as counsel to the Credit Parties covering such matters relating to the Credit Parties, this Agreement and the transactions contemplated hereby as Purchaser and its counsel shall reasonably request.

(f)   Payment of Purchaser Fees and Expenses. Issuer shall have made satisfactory arrangements for the payment of all reasonable, documented and invoiced out-of-pocket expenses incurred by Purchaser in accordance with Section 5 of that certain Commitment Letter dated March 14, 2022 between Issuer and SoftBank Group Corp.

Section 4.2. Closing of the Transaction. The Transaction shall have been consummated in all respects either prior to or concurrently with the issue and sale of Notes described in Section 2 in accordance with the Transaction Documents, without waiver or amendment thereof adverse in any material respect to Purchaser without the consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed): provided, that any amendment to the definition of “Material Adverse Effect” in the Transaction Documents” shall be deemed to be adverse in a material respect to Purchaser.

Section 4.3. Material Adverse Effect. Since December 31, 2021, there has not occurred with respect to Issuer, a material adverse effect on the business of Issuer, results of operations, assets, liabilities or condition (financial or otherwise) of Issuer; provided, however, that in no event will any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on or in respect of Issuer: (A) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof, (B) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets), (C) any change generally affecting any of the industries in which Issuer operates or the economy as a whole, (D) the announcement or the execution of the financing contemplated by this Agreement or the Transaction, the pendency or consummation of the transactions contemplated hereby or thereby or the performance of such agreements, (E) any action taken or not taken at the express written request of Purchaser, (F) any acts of terrorism, sabotage, war, the outbreak or escalation of hostilities, weather conditions, change in geopolitical conditions or other force majeure events, (G) any change resulting from Issuer’s cessation of business operations, or (H) the identity of Purchaser; provided, in the cases of clauses (A), (B), (C) and (F), that such changes, developments, facts, circumstances or effects do not, individually or in the aggregate, have a disproportionate adverse impact on Issuer relative to other companies or businesses in the same industries or geographies in which Issuer operates. As used herein, “Material Adverse Effect” shall have the meaning set forth in this Section 4.3.

Section 4.4. Know Your Customer. Issuer shall have provided such documentation and other information to Purchaser and Trustee for the Financing Documentation that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the U.S.A. PATRIOT Act, to the extent requested in writing to Issuer at least fifteen (15) Business Days prior to the Closing Date.

Section 4.5. Representations and Warranties. The representations and warranties of the Credit Parties set forth in Section 5 shall be true and correct in all material respects (except in the case of any representation or warranty which expressly relates to a given date or period, such representation or warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, that to the extent that any representation or warranty is qualified by or subject to materiality, or “material adverse effect”, or similar term or qualification, the same shall be true and correct in all respects.

Section 4.6. No Default or Event of Default. Immediately following the Closing Date after giving effect to the funding, no Default or Event of Default shall exist under the Financing Documentation.

Section 4.7.  No Prohibition on Funding. There shall exist no (a) injunction, temporary restraining order or judgment which prohibits making or funding of the purchase of Notes or (b) banking moratorium (declared by either federal or state authorities) that prohibits the purchase of the Notes on the Closing Date.

Section 5. Representations and Warranties of the CREDIT PARTIES.

Each of the Credit Parties represents and warrants to Purchaser, as of the Closing Date (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), that:

Section 5.1. Financial Statements. The consolidated financial statements of Issuer, together with the related schedules and notes thereto, included in the SEC Filings present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of Issuer and its consolidated subsidiaries on the basis stated in the SEC Filings at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes thereto have been prepared in conformity with GAAP applied consistently throughout the periods involved, except as disclosed therein; and the other financial information and data set forth in the SEC Filings is accurately presented in all material respects. There are no other financial statements (historical or pro forma) that are required to be included in the SEC Filings. No Credit Party has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not disclosed in the SEC Filings. All disclosures contained in the SEC Filings, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) (i) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and (ii) present fairly in the information shown therein and the basis for using such measures, in all material respects.

Section 5.2. Organization and Good Standing; Capitalization.

(a)  Each Credit Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate or limited liability power and authority to carry on its business as now conducted. Each Credit Party is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

(b)  The authorized capital of Issuer is as set forth on Schedule 5.2(b). All outstanding shares and other Equity Interests of each Credit Party are duly authorized, validly, issued, fully paid and non-assessable.

Section 5.3. Due Authorization, Execution and Delivery; Binding Obligations. The execution and delivery of this Agreement and each of the other Financing Documents to which it is a party, and the performance of its obligations under this Agreement and each of the Financing Documents to which it is a party, has been duly and validly authorized, and this Agreement and each of the other Financing Documents to which it is a party have been duly executed and delivered, and, assuming due authorization, execution and delivery by the other parties thereto (other than any other Credit Party), this Agreement and each of the other Financing Documents to which it is a party constitute legal, valid and binding obligations of such Credit Party, in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.4. No Conflicts or Further Consents Required. None of the issuance and sale of the Notes by Issuer, the execution, delivery and performance by each of the Credit Parties of the Financing Documents to which it is a party, nor the consummation by the Credit Parties of the transactions contemplated herein or therein will (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Credit Parties under, any (A) indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which any of the Credit Parties is bound or by which any of the Credit Parties may be bound or affected or (B) the corporate charter, operating agreement, regulations or by-laws or shareholders agreement of the Credit Parties, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any of the Credit Parties, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any of the Credit Parties, except where any of the foregoing (other than clause (i)(B) above), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5. Legal Proceedings. Other than as set forth on Schedule 5.5, (i) there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Credit Parties, threatened, against or affecting the Credit Parties that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the other Financing Documents, as applicable, or the performance by the Credit Parties of their respective obligations hereunder or thereunder; and (ii) the aggregate of all pending legal or governmental proceedings to which the Credit Parties are a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.6. Real Property. The Credit Parties have good and marketable title to all real property owned by any of them (if any) and good title to all other material properties and assets owned by any of them, except for (i) minor defects in title that do not interfere with its ability to conduct business as currently conducted or to utilize such properties and assets for their intended purposes, and (ii) as otherwise could not reasonably be expected to have a Material Adverse Effect. All real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by any of the Credit Parties is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not materially interfere with the use made of such property and buildings or other improvements by the Credit Parties, and all such leases and subleases are in full force and effect. No Credit Party has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Credit Parties under any of the leases or subleases mentioned above or affecting or questioning the rights of the Credit Parties to the continued possession of the leased or subleased premises, or to the continued use of the leased or subleased equipment or other property, except for such claims which, if successfully asserted against any of the Credit Parties, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.7. Intellectual Property. The Credit Parties own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”; provided, that “Intellectual Property shall not include any intellectual property acquired pursuant to the Transactions) that is described in the SEC Filings or that is reasonably necessary for the conduct of their respective businesses as currently conducted; no Credit Party has received any notice or otherwise has knowledge of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the applicable Credit Party; there are no third parties who have or, to the knowledge of the Credit Parties, will be able to establish rights to any Intellectual Property of the Credit Parties, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the SEC Filings disclose is licensed to any Credit Party; there is no pending or, to the knowledge of the Credit Parties, threatened action, suit, proceeding or claim by others challenging the Guarantor’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that any Credit Party infringes or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Filings, infringe or violate, any Intellectual Property of others, and the Credit Parties do not have knowledge of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; the Credit Parties have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to any Credit Party, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or with notice or passage of time or both, would give any person the right to terminate any such agreement; there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of any Credit Party or that challenges the validity, enforceability or scope of any such Intellectual Property, except, in each case with respect to this Section 5.7, such failures, allegations, actions, proceedings, violations, infringements, or other circumstances as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.8. Investment Company. None of the Credit Parties is, and after the issuance of the Notes and the use of the proceeds therefrom will be, required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.9. Taxes. The Credit Parties have filed all material foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and have paid all taxes (including any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.10. Licenses and Permits. The Credit Parties have all franchises, permits, licenses and any similar authority necessary for the conduct of the business as now being conducted by it, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Credit Party is in default under any of such franchises, permits, licenses or other similar authority, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.11. Labor Disputes. Except as set forth on Schedule 5.11, there are no collective bargaining agreements covering the employees of the Credit Parties and there is no pending, nor (to the knowledge of the Credit Parties) is there threatened, any strike, walkout, slowdown or work stoppage, or any unfair labor practice complaint or grievance or arbitration proceeding arising out of or under any collective bargaining agreement covering the employees of the Credit Parties except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.12. Compliance with Laws. No Credit Party is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.13. ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Credit Parties that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Credit Parties that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Credit Parties compared to the amount of such contributions made in the Credit Parties’ most recently completed fiscal years; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) of the Credit Parties compared to the amount of such obligations in the Credit Parties’ most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Credit Parties related to a Plan that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which a Credit Party may have any liability.

Section 5.14. Insurance. The Credit Parties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and any fidelity or surety bonds insuring the Credit Parties or their respective businesses, assets, employees, officers and directors are in full force and effect.

Section 5.15. Anti-Money Laundering; Foreign Corrupt Practices Act; Sanctions Compliance.

(a)  The operations of the Credit Parties are and have been conducted at all times in compliance in all material respects with applicable Anti-Money Laundering Laws and the rules and regulations promulgated thereunder.

(b)  None of the Credit Parties nor, to the knowledge of the Credit Parties, any director, officer, agent, employee or Affiliate of the Credit Parties has taken any action, directly or indirectly, that would result in a material violation by such persons of applicable Anti-Corruption Laws and the rules and regulations promulgated thereunder, including taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of applicable Anti-Corruption Laws; and the Credit Parties and, to the knowledge of the Credit Parties, their Affiliates, have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(c)  None of the Credit Parties nor, to the knowledge of the Credit Parties, any director, officer, agent, employee or Affiliate of the Credit Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Credit Parties will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”). In addition, none of the Credit Parties, nor, to the knowledge of the Credit Parties, any director, officer, agent, employee or Affiliate of the Credit Parties, is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor are the Credit Parties located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including Cuba, Iran, North Korea, Russia, Syria and Crimea (each, a “Sanctioned Country”). None of the Credit Parties will, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country, in each case, in any manner that will result in a violation by any person of any Sanctions. Since their inception, none of the Credit Parties have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

Section 5.16. Solvency. The Credit Parties are Solvent.

Section 5.17. Broker’s Fees. No Credit Party is under any obligation to pay any broker’s, finder’s or other fee or commission in connection with the sale of the Notes (other than to William Blair & Company, L.L.C.], including, for the avoidance of doubt, any fee or commission payable to any stockholder or Affiliate of Issuer.

Section 5.18. Securities Laws; General Solicitation; No Integration.

(a)  None of the SEC Filings contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the SEC Filings has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(b)  None of the Credit Parties nor anyone authorized to act on their behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes.

(c)  None of the Credit Parties nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

Section 5.19. Margin Rules. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

Section 6. Representations of Purchaser.

Section 6.1. Purchase for Investment. Purchaser is purchasing the Notes for its own account or for one or more separate accounts maintained by Purchaser and not with a view to the distribution thereof. Purchaser understands that the offer and sale of the Notes have not been registered under the Securities Act and the Notes may be resold only if such resale is registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that Issuer is not required to register the offer and sale, or resale, of the Notes.

Section 6.2. Investment Experience; Access to Information. Purchaser (a) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (b) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (c) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (d) understands the terms of and risks associated with the purchase of the Notes, including a lack of liquidity, pricing availability and risks associated with the industry in which the Credit Parties operate, (e) has had the opportunity to review the business and financial condition of the Credit Parties as Purchaser has determined to be necessary in connection with the purchase of the Notes, and (f) has had an opportunity to ask such questions and make such inquiries concerning the Credit Parties, their business and financial condition as Purchaser has deemed appropriate in connection with such purchase and to receive satisfactory answers to such questions and inquiries.

Section 6.3. Authorization. Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 7. Payment and Prepayment of the Notes.

Section 7.1. Interest on the Notes; Maturity. Interest on the Notes shall be paid at the times and in the amounts set forth therein. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the Maturity Date thereof.

Section 7.2. Optional Prepayments.

(a)  Prior to November 11, 2024, Issuer may, at its option, upon ten (10) Business Days’ prior written notice to Purchaser, prepay the Notes in their entirety at any time, at 100% of the principal amount, plus (i) accrued and unpaid interest thereon to (but excluding) such date and (ii) the Applicable Premium (as defined below).

“Applicable Premium” means, with respect to the Notes on any date of redemption, the greater of: (1) 1.0% of the principal amount of the Notes, and (2) the excess, if any, of (a) the present value as of the date of such redemption of (i) the principal amount of Notes (assuming the final maturity date is six (6) months before the Maturity Date) plus (ii) all required interest payments due on the Notes through six (6) months before the Maturity Date (excluding accrued and unpaid interest to but excluding the date of redemption), computed using a discount rate equal to the Applicable Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal amount of the Notes.

“Applicable Treasury Rate” means, as of any date of redemption of the Notes, the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to the date that is six (6) months before the Maturity Date; provided, however, that if the period from the redemption date to the date that is six (6) months before the Maturity Date is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to the date that is six (6) months before the Maturity Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

(b)  On or after November 11, 2024, Issuer may, at its option, upon ten (10) Business Days’ prior written notice to Purchaser, prepay the Notes in their entirety at any time, at 100% of the principal amount being prepaid, plus accrued and unpaid interest thereon to (but excluding) such date.

Section 7.3. Maturity. In the case of a prepayment of Note pursuant to this Section 7, the principal amount of the Note shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to (but excluding) such date and Applicable Premium, if any.

Section 7.4. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on the Notes that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of, or Applicable Premium, if any, on the Notes (including principal due on the Maturity Date) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8. Covenants.

Issuer covenants that so long as any of the Notes are outstanding:

Section 8.1. Payment of Notes. Issuer shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Agreement.

Section 8.2. Exchange Act Reports. Issuer will deliver to Purchaser copies of all reports that Issuer is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that Issuer is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act ); provided, however, that Issuer need not send to Purchaser any material for which Issuer (i) has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC or (ii) is permitted to omit from public filings pursuant to Item 601 of Regulation S-K. Any report that Issuer files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to Purchaser at the time such report is so filed or furnished via the EDGAR system (or such successor). Upon the request of Purchaser, Issuer will provide to Purchaser a copy of any report that Issuer has furnished or filed, other than a report that is deemed to be sent to Purchaser pursuant to the preceding sentence.

Section 8.3. Rule 144A Information. If Issuer is not subject to Section 13 or 15(d) of the Exchange Act at any time when the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then Issuer will promptly provide to Purchaser the information required to be delivered pursuant to Rule 144 A (d)(4) under the Securities Act to facilitate the resale of the Notes pursuant to Rule 144A. Issuer will take such further action as Purchaser may reasonably request to enable Purchaser to sell such Notes pursuant to Rule 144A.

Section 8.4. Compliance and Default Certificates.

(a)  Annual Compliance Certificate. Within ninety (90) days after December 31, 2022 and each fiscal year of Issuer ending thereafter, Issuer will deliver an Officer ’s Certificate to Purchaser stating (i) that the signatory thereto has supervised a review of the activities of Issuer and its subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred and is continuing (and, if so, describing all such Defaults or Events of Default and what action Issuer is taking or proposes to take with respect thereto).

(b)  Default Certificate. If a Default or Event of Default occurs, then Issuer will, within thirty (30) days after its first occurrence, promptly deliver an Officer’s Certificate to Purchaser describing the same and what action Issuer is taking or proposes to take with respect thereto; provided, however, that Issuer will not be required to deliver such notice if such Default or Event of Default, as applicable, has been cured within the applicable grace period, if any, provided herein.

Section 8.5. Stay, Extension, and Usury Laws. To the extent that it may lawfully do so, Issuer (a) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of its obligations pursuant to this Agreement; and (b) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay, or impede the execution of any power granted to Purchaser pursuant to this Agreement, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 9. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)  the default in the payment of any installment of interest on any Notes when due and payable and the continuance of such default for a period of thirty (30) consecutive days;

(b)  the default in the payment of principal or premium, if any, on any Note when due at its stated maturity, upon optional redemption or upon mandatory redemption;

(c)  the Guarantee issued by any Guarantor ceases at any time to remain in full force and effect;

(d)  the default by Issuer under any Indebtedness for borrowed money under which there is outstanding at least $10,000,000 where such default (a) constitutes a failure to pay the principal, or premium or interest on, any such Indebtedness when due or payable at stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, or (b) results in the acceleration of such Indebtedness before its stated maturity, in each case, where such default is not cured or waived within thirty (30) days after notice to Issuer;

(e)  the failure by Issuer or any Guarantor to pay final, non-appealable judgments aggregating in excess of $25,000,000 (or its foreign currency equivalent) (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed within sixty (60) days after (a) the right to appeal has expired, if no appeal has commenced, or (b) the date on which all rights to appeal have been extinguished;

(f)   the commencement of any voluntary bankruptcy proceeding by Issuer or any Guarantor;

(g)  the commencement of any involuntary bankruptcy proceeding with respect to Issuer or any Guarantor if such petition, order or decree remains unstayed or in effect for sixty (60) consecutive days;

(h)  the default by Issuer under any covenant set forth in Section 8 where such default is not cured or waived within sixty (60) days after notice to Issuer.

Section 10. Remedies on Default, Etc.

Section 10.1. Acceleration.

(a)  Upon the occurrence of an Event of Default described in Section 9(b), Section 9(f) or Section 9(g), the Notes shall automatically become immediately due and payable.

(b)  If any Event of Default (other than an Event of Default described in Section 9(b), Section 9(f) or Section 9(g)) has occurred and is continuing, Purchaser may at any time at its option, by notice or notices to Issuer, declare the Notes to be immediately due and payable.

Upon the Notes becoming due and payable under this Section 10.1, whether automatically or by declaration, the Notes will forthwith mature and the entire unpaid principal amount of the Notes, plus all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and Applicable Premium (if any), shall be due and payable without presentment, demand, protest or further notice, all of which are hereby waived.

Section 10.2. Other Remedies. If any Event of Default has occurred and is continuing, and the Notes have been declared immediately due and payable under Section 10.1, Purchaser may proceed to protect and enforce its rights as a holder of the Notes by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Notes, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 10.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 10.1(b), Purchaser, by written notice to Issuer, may rescind and annul any such declaration and its consequences if (a) Issuer has paid all overdue interest on the Notes (including interest accrued at the Default Rate), (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 13.1, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 10.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 10.4. No Waivers or Election of Remedies. No course of dealing and no delay on the part of Purchaser in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Purchaser’s rights, powers or remedies. No right or remedy herein conferred by this Agreement or the Notes upon or reserved to Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 10.5. Waiver of Stay or Extension Laws. Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 10.6. Expenses. Without limiting the obligations of the Issuer under Section 11, Issuer will pay to Purchaser on demand such further amount as shall be sufficient to cover all costs and expenses incurred by Purchaser in any enforcement or collection under this Section 10, including reasonable and documented attorneys’ fees, expenses and disbursements.

Section 11. INDEMNITY.

Section 11.1. Indemnity. Issuer will indemnify and hold harmless Purchaser and each of its Affiliates, each of its officers, directors, employees, partners, agents, controlling persons, members, advisors, and each of their successors and permitted assigns (each, an “Indemnitee”) from and against any and all losses, claims, damages, liabilities and related expenses to which any such Indemnitee may become subject arising out of or in connection with the purchase of the Notes by Purchaser, the use of the proceeds of the Notes by Issuer or any other Credit Party or any actual or threatened claim, litigation, investigation, inquiry, arbitration or proceeding relating to any of the foregoing (including in relation to enforcing the terms of this Section 11.1) (each, a “Proceeding”), regardless of whether any Indemnitee is a party thereto, whether or not such Proceedings are brought by a Credit Party or any of its Affiliates, equity holders, creditors or any other Person, and to reimburse each Indemnitee upon demand for any reasonable out-of-pocket expenses (including reasonable documented attorneys’ fees and expenses) incurred in connection with investigating or defending any of the foregoing; provided, that the foregoing indemnity will not, as to any Indemnitee, apply to losses, claims, damages, liabilities or related expenses to the extent any such losses, claims, damages, liabilities or related expenses (a) are found by a final, non-appealable judgment of a court of competent jurisdiction to have arisen or resulted from (i) the gross negligence, bad faith or willful misconduct of the respective Indemnitee or any Related Person (as defined below) of such Indemnitee, (ii) a material breach of the express obligations of any Indemnitee or any Related Person thereof under this Agreement or the Financing Documentation, or (iii) any claim, litigation, investigation, inquiry, arbitration or proceeding (except to the extent involving any act or omission by a Credit Party or any of its Affiliates) brought by any Indemnitee against another Indemnitee or any of its Related Persons. For purposes hereof, a “Related Person” of an Indemnitee means (A) any Affiliate of such Indemnitee, (B) the respective directors, officers or employees of such Indemnitee or any of its Affiliates and (C) the respective agents, advisors and representatives of such Indemnitee or any of its Affiliates. Notwithstanding anything to the contrary, Issuer shall not be obligated to indemnify any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the transactions contemplated hereunder.

Section 11.2. Survival. The obligations of Issuer under this Section 11 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 12. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by Purchaser of the Notes or portion thereof or interest therein and the payment of any Notes, and may be relied upon by any subsequent holder of such Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Credit Parties pursuant to this Agreement shall be deemed representations and warranties of the Credit Parties under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between Purchaser and the Credit Parties and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 13. Amendment and Waiver.

Section 13.1. Requirements. This Agreement and the Notes may only be amended upon the written consent of the Credit Parties and Purchaser. Compliance by the Credit Parties with the terms set forth in this Agreement and the Financing Documents may be only be waived upon the written consent of Purchaser.

Section 13.2. Notices. All notices and communications provided for hereunder shall be in writing and sent by e-mail to the addresses set forth below; provided, that upon request of any party to receive paper copies of such notices or communications, the applicable party will promptly deliver such paper copies to the other. All notices pursuant to this Agreement may be delivered in the following manner:

(i) if to Purchaser:

SB LL Holdco, Inc.

1 Circle Star Way

San Carlos, CA 94070

Attention: SBGI Corporate Legal

Email: sbgi-notice@softbank.com

with a copy to:

Morrison & Foerster LLP

250 W. 55th Street

New York, New York 10019-9601

Attention: John Owen

Email: JOwen@mofo.com

or at such other address as Purchaser shall have specified to the Credit Parties in writing, and

(ii) if to the Credit Parties:

Shift Technologies, Inc.

290 Division Street, Suite 400

San Francisco, CA 94103-4234

Attention: Ryan Lawrence, General Counsel and Corporate Secretary

with a copy to:

Jenner & Block LLP

1155 Avenue of the Americas

New York, NY 10036

Attention: Martin C. Glass

Brian S. Hart

Email: MGlass@jenner.com

BHart@jenner.com

or at such other address as the Credit Parties shall have specified to Purchaser in writing.

Notices under this Section 13 will be deemed given only when actually received.

Section 14. Confidential Information.

For the purposes of this Section 14, “Confidential Information” means information delivered to Purchaser by or on behalf of a Credit Party in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by Purchaser as being confidential information of a Credit Party, provided, that such term does not include information that (a) was publicly known or otherwise known to Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Purchaser or any Person acting on Purchaser’s behalf, (c) otherwise becomes known to Purchaser other than through disclosure by a Credit Party or (d) constitutes financial statements delivered to Purchaser as set forth in Section 8.2 that are otherwise publicly available. Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Purchaser, in good faith to protect confidential information of third parties delivered to Purchaser; provided, that Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 14, (iii) any financial institution to which Purchaser sells or offers to sell the Notes or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 14), (iv) any Person from which Purchaser offers to purchase any security of Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 14), (v) any federal or state regulatory authority having jurisdiction over Purchaser, (vi) any nationally recognized rating agency that requires access to information about Purchaser’s investment portfolio, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Purchaser or is a party or (z) if an Event of Default has occurred and is continuing, to the extent Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes (if applicable), this Agreement or any of the other Financing Documentation. Any holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14 as though it were a party to this Agreement. On reasonable request by a Credit Party in connection with the delivery to any holder of the Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Credit Parties embodying this Section 14.

Section 15. Guarantee.

Section 15.1. Guarantees. Each Guarantor, in accordance with the terms hereof, irrespective of the validity and the legal effects of the Notes, irrespective of restrictions of any kind on Issuer’s performance of its obligations under the Notes, and waiving all rights of objection and defense (other than relating to payment in full) arising from the Note, hereby agrees to irrevocably and unconditionally guarantee (the “Guarantee”) to Purchaser, the due and punctual payment of principal, premium (if any), and interest (including any additional amounts required to be paid in accordance with the terms and conditions of the Notes) from time to time payable by Issuer and when the same shall become due, whether at stated maturity, upon redemption or repayment, by acceleration or otherwise, and accordingly undertakes to pay Purchaser, in the manner and the currency set forth in the terms and conditions of the Notes, any amount or amounts which Issuer is at any time liable to pay in respect of the Notes and which Issuer has failed to pay, including amounts that become due in advance of their stated maturity as a result of acceleration. Any diligence, presentment, demand, protest or notice, whether in relation to any Guarantor or the Guarantors collectively, Issuer, or any other person, from Purchaser, in respect of any of the Guarantor’s obligations under the Guarantee is hereby waived.

Section 15.2. Status. The obligations of each Guarantor under its Guarantee constitute direct, unsecured and unsubordinated obligations of such Guarantor, and each Guarantor undertakes that its obligations hereunder will rank pari passu with all other present or future direct, unsecured and unsubordinated obligations of such Guarantor.

Section 15.3. Duration. Each Guarantor’s Guarantee is a guarantee of payment and not merely of collection and it shall continue in full force and effect by way of continuing security until all principal, premium (if any) and interest (including any additional amounts required to be paid in accordance with the terms and conditions of the Notes) have been paid in full and all other actual or contingent obligations of Issuer in relation to the Notes or under this Agreement have been satisfied in full. Notwithstanding the foregoing, if any payment received by Purchaser is, on the subsequent bankruptcy or insolvency of Issuer, avoided under any applicable laws, including, among others, laws relating to bankruptcy or insolvency, such payment will not be considered as having discharged or diminished the liability of any Guarantor under its Guarantee and the Guarantee will continue to apply as if such payment had at all times remained owing by Issuer.

Section 15.4. Exercise of Rights; Subrogation; Claims against Issuer; Invalidity.

(a)  Until all principal, premium (if any) and interest and all other monies payable by Issuer in respect of the Notes shall be paid in full, (i) no right of any Guarantor, by reason of the performance of any of its obligations under its Guarantee, to be indemnified by Issuer or to take the benefit of or enforce any security or other guarantee or indemnity against Issuer in connection with the Notes shall be exercised or enforced and (ii) no Guarantor shall (a) by virtue of the Guarantee or any other reason be subrogated to any rights of Purchaser or (b) claim in competition with Purchaser against Issuer. If any Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to Purchaser by Issuer under or in connection with the Notes to be paid in full on behalf and for the benefit of Purchaser and shall promptly pay or transfer the same to Purchaser as they may direct to the extent such amount shall be due and unpaid by Issuer to Purchaser.

(b)  If any provision of this Section 15 with respect to the Guarantee is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the validity or enforceability in that jurisdiction or in any other jurisdiction of any other provision of the Guarantee.

SECTION 16. MISCELLANEOUS.

Section 16.1. Successors and Assigns.

(a)  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that (i) a Credit Party may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of Purchaser, and (ii) no assignment by Purchaser of its rights under this Agreement or the Notes shall be effective until Purchaser or its assignee have delivered written notice of such assignment to Issuer.

(b)  For the avoidance of doubt, Purchaser may assign its interests in the Notes in whole or in part at any time. In connection with any partial transfer of Purchaser’s interest in the Notes, Issuer, upon written notice from Purchaser, shall issue a new Note in the name of the transferee.

(c)  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 16.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16.3. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 16.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 16.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

Section 16.6. Jurisdiction and Process; Waiver of Jury Trial.

(a)  The undersigned parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court, in each case, sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each of undersigned parties irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)  The undersigned parties agree, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)  Each of the Credit Parties consents to process being served by or on behalf of Purchaser in any suit, action or proceeding by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to said Section. Each of the Credit Parties agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)  Nothing in this Section 16.6 shall affect the right of Purchaser to serve process in any manner permitted by law, or limit any right that Purchaser may have to bring proceedings against any of the Credit Parties in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

ISSUER

SHIFT TECHNOLOGIES, INC.

By:	/s/ George Arison
Name:	George Arison
Title:	Chief Executive Officer and Chairman

Signature Page to Note Purchase Agreement

GUARANTORS

SHIFT PLATFORM, INC.

By:	/s/ George Arison
Name:	George Arison
Title:	Chief Executive Officer

SHIFT OPERATIONS LLC

By:	/s/ George Arison
Name:	George Arison
Title:	Chief Executive Officer

SHIFT TRANSPORTATION LLC

By:	/s/ George Arison
Name:	George Arison
Title:	Chief Executive Officer

SHIFT INSURANCE SERVICES LLC

By:	/s/ George Arison
Name:	George Arison
Title:	Chief Executive Officer

SHIFT FINANCE, LLC

By:	/s/ George Arison
Name:	George Arison
Title:	Chief Executive Officer

SHIFT MARKETPLACE HOLDINGS, LLC

By:	/s/ George Arison
Name:	George Arison
Title:	Chief Executive Officer

SHIFT MARKETPLACE, LLC

By:	/s/ George Arison
Name:	George Arison
Title:	Chief Executive Officer

Signature Page to Note Purchase Agreement

PURCHASER

SB LL HOLDCO, INC.

By:	/s/ Alex Clavel
Name:	Alex Clavel
Title:	Director

Signature Page to Note Purchase Agreement

Schedule A

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or other beneficial interests, by contract, or otherwise.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Premium” is defined in Section 7.2(a).

“Asset Purchase Agreement” is defined in the Recitals.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, are required or authorized to be closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“cash” means any immediately available funds in Dollars.

“Closing” is defined in Section 3.

“Closing Date” is defined in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” is defined in Section 14.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlled” and “controlling” shall have meanings correlative to the foregoing.

SCHEDULE A

(to Note Purchase Agreement)

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means 2% per annum above the rate of interest on the Notes then in effect.

“Dollars” or “$” refers to lawful money of the United States of America.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests or equivalents (however designated, including any instrument treated as equity for U.S. federal income tax purposes) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Event of Default” is defined in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“Fair” is defined in the Recitals.

“Financing Documentation” means (a) the Note Purchase Agreement, (b) the Notes, and (c) each other document or instrument now or hereafter executed and delivered by a Credit Party in connection with, pursuant to or relating to this Agreement, in each case, as amended, but excluding the Transaction Documents.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof,

(b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,

(c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or

(d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation;

SCHEDULE A

(to Note Purchase Agreement)

provided, that the term guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) customary indemnification agreements entered into in the ordinary course of business, provided, that such indemnification obligations are unsecured, such Person has determined that any liability thereunder is remote and such indemnification obligations are not the functional equivalent of the guaranty of a payment obligation of the primary obligor.

“Guarantee” has the meaning set forth in Section 15.1.

“Guarantor” is defined in the first paragraph of this Note Purchase Agreement.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication,

(a) all obligations of such Person for borrowed money,

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued expenses incurred in the ordinary course of business),

(e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien),

(f) all guarantees by such Person of Indebtedness of others,

(g) all Capital Lease Obligations of such Person,

(h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and

(i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Intellectual Property” is defined in Section 5.7.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

SCHEDULE A

(to Note Purchase Agreement)

“Issuer” is defined in the first paragraph of this Agreement.

“Key Personnel” means George Arison, Oded Shein and Ryan Lawrence.

“knowledge of the Credit Parties” shall mean the actual or constructive knowledge of any of the Key Personnel, after due inquiry.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Material Adverse Effect” is defined in Section 4.3.

“Maturity Date” means the earlier of (i) the third anniversary of the Closing Date or (ii) such other date upon which the outstanding principal of the Note, plus accrued and unpaid interest thereon and Applicable Premium, if any, shall be become due and payable pursuant to the terms of this Agreement.

“Notes” is defined in Section 1.1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of Issuer whose responsibilities extend to the subject matter of such certificate.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Proceeding” is defined in Section 11.1.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Related Person” is defined in Section 11.1.

“SEC” means the Securities and Exchange Commission of the United States of America.

“SEC Filings” means, collectively, all of Issuer’s filings filed with the SEC on or prior to the Closing Date.

“securities” or “security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of Issuer.

SCHEDULE A

(to Note Purchase Agreement)

“Solvent” means, on any date, with respect to Issuer and its subsidiaries on a consolidated basis, that on such date (a) the present fair salable value of the assets of Issuer and its subsidiaries are on a consolidated basis (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained from the property in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions) is not less than the amount that will be required to pay the probable liability of Issuer and its subsidiaries on their debts (including contingent, unmatured and unliquidated liabilities) as they become absolute and matured, (b) Issuer and its subsidiaries will not, on a consolidated basis, have an unreasonably small capitalization relative to their business or with respect to any transaction then contemplated, and (c) Issuer and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities as they mature in the ordinary course of business.

“subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its subsidiaries or such first Person and one or more of its subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 10% interest in the profits or capital thereof is owned by such first Person or one or more of its subsidiaries or such first Person and one or more of its subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its subsidiaries).

“Transaction” means the transactions set forth in the Asset Purchase Agreement and the execution and delivery of all documents contemplated thereby.

“Transaction Documents” means all documents and related certificates entered into and/or delivered in connection with the Transaction, but excluding the Financing Documentation.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

SCHEDULE A

(to Note Purchase Agreement)

Exhibit 1

[Form of Global Note]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE APPLICABLE SECURITIES LAWS OF THE VARIOUS STATES. THIS NOTE MAY NOT BE OFFERED, TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER THE ACT OR SUCH LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

SHIFT TECHNOLOGIES, INC.

6.00% Senior Note Due 2025

No. 1	[Date]
$20,000,000.00

FOR VALUE RECEIVED, the undersigned, SHIFT TECHNOLOGIES, INC. (herein called “Issuer”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to SB LL HOLDCO, INC., or its permitted assigns, the principal sum of TWENTY MILLION DOLLARS (or so much thereof as shall not have been prepaid) on [●], 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.00% per annum, from the date hereof, payable quarterly in arrears, on the fifteenth (15th) day of March, June, September and December in each year, commencing with the June 15th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance at a rate per annum from time to time equal to the Default Rate (as defined in the hereinafter defined Note Purchase Agreement), payable quarterly as aforesaid (or, at the option of the holder hereof, on demand).

Payments of principal of, interest on and any Applicable Premium, if any, with respect to this Note are to be made in lawful money of the United States of America in such manner as Purchaser shall have designated by written notice to Issuer as provided in the Note Purchase Agreement referred to below.

This Note is issued pursuant to that certain Note Purchase Agreement, dated May 11, 2022 (as from time to time amended, the “Note Purchase Agreement”), by and among the Credit Parties and Purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 14 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Upon surrender of this Note to Issuer accompanied by a written instrument of transfer duly executed, a new Note for a like principal amount will be issued to the transferee.

This Note is subject to optional prepayment, in whole, or from time to time at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

EXHIBIT 1

(to Note Purchase Agreement)

This Note shall be construed and enforced in accordance with, and the rights of the Credit Parties and the holder of this Note shall be governed by, the law of the State of New York.

SHIFT TECHNOLOGIES, INC.

By:

EXHIBIT 1

(to Note Purchase Agreement)